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                                                                    EXHIBIT 23.2




                         Consent of Independent Auditors

We consent to the use of our report dated January 23, 2001, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 2000 in this Annual Report (Form 10-K) of CSX Corporation and subsidiaries (CSX).

We also consent to the incorporation by reference in each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-2084 and 333-54700) and in each Form S-8 Registration Statement (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41736, 33-57029,
333-09213, 333-73427, 333-73429, 333-32008, 333-43382 and 333-48896) of our
report dated January 23, 2001, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 2000 included in this Annual Report (Form 10-K) of CSX for the fiscal year ended December 29, 2000.

/s/ ERNST & YOUNG LLP                        /s/ KPMG LLP


Richmond, Virginia                           Norfolk, Virginia
February 27, 2001                            February 27, 2001